                                                                      EXHIBIT 10

                                 LOAN AGREEMENT




                  This LOAN AGREEMENT is made this 30th day of June 2005, between DIVERSIFIED SECURITY SOLUTIONS, INC., a corporation organized and existing pursuant to the laws of the State of Delaware, ("Borrower") having an address at 280 Midland Avenue, Saddle Brook, New Jersey 07663 and HUDSON UNITED BANK, A New Jersey corporation, and its successors and assigns, ("Lender") with an office at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.

                              W I T N E S S E T H:



                  WHEREAS, Borrower has requested that Lender extend a FOUR MILLION and 00/100 (4,000,000.00) DOLLAR two (2) year credit facility (the "Revolving Loan"), the proceeds of which will be used solely to repay the existing indebtedness of Henry Bros. Electronics, Inc. to the Bank, and for working capital and acquisition financing;

                  WHEREAS, Borrower has also requested Lender to extend a ONE MILLION and 00/100 (1,000,000.00) DOLLAR term loan (the "Term Loan"), the proceeds of which shall be used to refinance existing indebtedness to Lender; and

                  WHEREAS, Lender is willing to extend the credit facilities on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

              1.1. "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

              1.2. "Advance" shall mean any loan or advance made by Lender in connection with the Term Loan or the Revolving Loan.

              1.3. "Affiliate" shall mean any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds five (5) percent or more of any class of the voting stock or other equity interest in Borrower; or (iii) five (5) percent or more of the voting stock or other equity interest of which is beneficially owned or held by Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other equity interests, by contract or otherwise. For purposes thereof, a Subsidiary constitutes an "Affiliate".

              1.4. "Authenticate" shall mean to sign or to execute or otherwise adopt a symbol, or encrypt or similarly process a record, in whole or in part, with the present interest of the authenticating person to identify the person and adopt or accept a Record.

              1.5. "Bank Accounts" shall have the meaning set forth in Section
5.20 of this Agreement.

              1.6. "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in the State of New Jersey.

              1.7. "Borrower" shall mean Diversified Security Solutions, Inc.

              1.8. "Capital Expenditure" shall mean, as determined in accordance with GAAP, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

              1.9. "Code" shall mean the Internal Revenue Code of the United States.

              1.10. "Contract Year" shall mean, during the term of the Loans, each consecutive twelve (12) month period commencing on the date hereof and, in each case, ending on the date which is one day prior to the applicable anniversary date hereof.

              1.11. "Current Ratio" shall mean the ratio of Borrower's current assets to Borrower's current liabilities exclusive of the Revolving Loan.

              1.12. "Debt Service Coverage Ratio" shall mean the ratio of Borrower's net income after taxes plus depreciation and amortization expenses to the principal payments due on Borrower's long-term debt for the previous four fiscal quarters.

              1.13. "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

              1.14. "EBITDA" shall mean Borrower's total income before interest expense, taxes, depreciation and amortization, all calculated in accordance with GAAP.

              1.15. "Effective Tangible Net Worth" shall mean Borrower's total assets minus Senior Liabilities. For purposes of this computation, the aggregate amount of (1) any intangible assets of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, plus (2) amounts owing, if any, from shareholders, officers or Affiliate entities shall be subtracted from total assets.

              1.16. "Environment" shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

              1.17. "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

              1.18. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              1.19. "Events of Default" shall have the meaning set forth in
Article 11 of this Agreement.

              1.20. "Fiscal Year" shall mean with respect to any Person, a year of 365 or 366 days, as the case may be, ending on the last day of any calendar year.

              1.21. "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

              1.22. "Governmental Rules" shall have the meaning given to such term in Section 5.21 of this Agreement.

              1.23. "Guarantor" shall mean all Guarantors (whether one or more) and, if more than one, each Guarantor individually, named on Schedule 1.23 attached hereto, as well as any Person who shall become a Guarantor pursuant to
Section 9.1 of this Agreement.

              1.24. "Guaranty" shall mean the guaranty dated the date hereof and executed and delivered by Guarantor to Lender in connection with this Agreement, as well as a guaranty executed and delivered to Lender pursuant to Section 9.1 of this Agreement.

              1.25. "Indebtedness" shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit, but excluding performance bonds, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same is payable and the Obligations.

              1.26. "Lender" shall mean Hudson United Bank.

              1.27. "Loan Documents" shall mean this Agreement, the Guaranty and all other documents and instruments to be delivered by Borrower or any other Person under this Agreement or in connection with the Loans or any other Indebtedness or Obligations of Borrower to Lender, as the same may be amended, modified or supplemented from time to time.

              1.28. "Loans" shall mean the loans and advances made by Lender under this Agreement, including all Advances.

              1.29. "Material Adverse Effect" shall mean any material adverse effect, as determined by Lender in the exercise of its reasonable business judgment, on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower or Guarantor; (b) Borrower's ability to pay or perform the Obligations in accordance with their terms; (c) the validity or enforceability of this Agreement or any of the Loan Documents; or (d) the practical realization of the benefits, rights and remedies inuring to Lender under this Agreement or under the Loan Documents.

              1.30. "Maximum Facility" shall mean Five Million and 00/100 (5,000,000.00) Dollars.

              1.31. "Notice of Borrowing" shall mean a borrowing request in a Record substantially in the form of Exhibit C attached hereto.

              1.32. "Obligations" shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect, (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now due or hereafter arising and howsoever acquired including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, consulting fees and expenses and any other sum chargeable to Borrower under this Agreement, the other Loan Documents or any other agreement with Lender.

              1.33. "Person" shall mean an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization or a government or agency or political subdivision thereof.

              1.34. "Plan" shall mean an employee benefit plan or other plan now or hereafter maintained for employees of Borrower or any subsidiary of Borrower and covered by Title IV of ERISA.

              1.35. "Prime Rate" means the floating commercial loan rate of Hudson United Bank announced by it from time to time as its Prime Rate.

              1.36. "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              1.37. "Receivables" shall mean and include all present and future accounts including, without limitation, healthcare receivables, credit card receivables, software and license fees, contract rights, promissory notes, chattel paper, electronic chattel paper, instruments and documents, all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale, lease or license or equipment and policies of insurance and insurance proceeds, investment securities, notes and instruments, deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by Borrower to Lender, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

              1.38. "Reconciliation Report" shall mean a report in form satisfactory to Lender, reconciling Borrower's quarter-end Receivable agings, payable agings and inventory listings to Borrower's quarterly financial statements.

              1.39. "Record" shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrower.

              1.40. "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

              1.41. "Revolving Loan" shall mean the Advances to be made by Lender to Borrower pursuant to Section 2.1 of this Agreement, and all interest thereon and all fees, costs and expenses payable by Borrower in connection therewith.

              1.42. "Revolving Loan Interest Rate" shall mean the Prime Rate.

              1.43. "Revolving Note" shall mean, the promissory note substantially in the form annexed hereto as Exhibit A to be given by Borrower to Lender to evidence the Revolving Loan.

              1.44. "Senior Liabilities" shall mean the total liabilities including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower in accordance with GAAP but excluding debt fully subordinated to Lender on terms and conditions acceptable to Lender.

              1.45. "Solvent" shall mean when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts),
(ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

              1.46. "Subsidiary" shall mean any corporation in which more than fifty (50) percent of the issued and outstanding Voting Stock is owned, directly or indirectly, by Borrower.

              1.47. "Term Loan" shall mean the Advance made to Borrower by Lender pursuant to Section 2.2 of this Agreement, and all interest thereon and all fees, costs, and expenses payable by Borrower in connection therewith.

              1.48. "Term Loan Interest Rate" shall mean a fixed rate of interest equal to 6.75%.

              1.49. "Term Note" shall mean the promissory note substantially in the form annexed hereto as Exhibit B to be given by Borrower to Lender to evidence the Term Loan.

              1.50. "Termination Date of Revolving Loan" shall mean the earlier of May 1, 2007 or the date of which Lender terminates this Agreement pursuant to
Section 11.1 of this Agreement.

              1.51. "Termination Date of Term Loan" shall mean the earlier of June 30, 2010, or the date on which Lender terminates this Agreement pursuant to
Section 11.1 of this Agreement.

              1.52. "UCC" means the Uniform Commercial Code as in effect from time to time.

              1.53. "Voting Stock" means securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or individuals performing similar functions).

         2. LOANS.

              2.1. Advances under the Revolving Loan. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend to Borrower on its request a sum equal to the aggregate of $4,000,000.00 and subject to the other limitations set forth in this Section 2.1 and limitations set forth in this Agreement, Borrower may borrow, repay and re-borrow Advances until May 1, 2007 (the "Maturity Date"). Each Advance requested under the Revolving Loan (a "Revolving Loan Advance") shall be requested in an Authenticated Record sent via facsimile transmission by a Notice of Borrowing under the Revolving Loan executed by an authorized officer of Borrower, not later than 2:00 p.m. Eastern Time on any Banking Day on which a Revolving Loan Advance is requested. Provided that Borrower shall have satisfied all conditions precedent set forth in this Agreement, including the reaffirmation of the representations and warranties and covenants as provided in
Article 5 of this Agreement, Lender shall make the Revolving Loan Advance to Borrower in the amount requested in the Record by Borrower in immediately available funds for credit to any account of Borrower (other than a payroll account) with Lender as Borrower may specify. Lender shall not be responsible for any failure of any amount so transferred to be credited to any such account unless such failure is due to Lender's gross negligence or willful misconduct.

              2.2. Advance under the Term Loan. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, so long as no Default or Event of Default exists, Lender agrees to lend Borrower a principal sum of $1,000,000.00 for the sole purpose of refinancing existing indebtedness to Lender.

              2.3. Overline. Borrower acknowledges that Lender has advised Borrower that Lender does not intend to permit Borrower to incur Obligations under this Agreement at any time in an outstanding principal amount exceeding the Maximum Facility or the maximum amount of the Revolving Loan; however, it is agreed that should the Obligations of Borrower to Lender incurred under the Loans or otherwise exceed either then, such excess Obligations shall (a) constitute Obligations under this Agreement, (b) be entitled to the benefit of all security and protection under this Agreement and the other Loan Documents, and (c) be payable immediately without notice or demand by Lender.

              2.4. Payment on the Revolving Loan. Commencing on August 1, 2005 and continuing on the same day of each and every month thereafter until the Termination Date of the Revolving Loan, Borrower shall pay all accrued but unpaid interest only, at the Revolving Loan Interest Rate, provided no Default or Event of Default has occurred. Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Revolving Loan, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the Loan Documents, shall be due and payable in full, on the Termination Date of Revolving Loan.

              2.5. Payment on the Term Loan. Commencing on July 30, 2005 and continuing on the same day of each and every month thereafter, Borrower shall repay the Term Loan in sixty (60) equal consecutive monthly installment payments of principal and interest of $19,729.65 until the Termination Date of the Term Loan on which date the entire unpaid principal balance of the Term Loan together with all accrued but unpaid interest shall be immediately due and payable. Any prepayment of principal or interest, or prepayment of principal, howsoever designated by Borrower, shall be applied first to accrued interest and the balance, if any, to the principal balance outstanding.

              2.6. Evidence of Borrower's Obligations. Borrower's obligation to pay the principal of, and interest on, the Advances made to Borrower shall be evidenced by the Term Note and the Revolving Note, respectively, executed by Borrower and delivered to Lender.

              2.7. Prepayment. Borrower shall be permitted to prepay, in full or in part, at any time, without premium or penalty, the principal balance of the Revolving Loan or the Term Loan or both. Each such prepayment shall be not less than five thousand (5,000.00) dollars. Any partial prepayments made by Borrower on the Term Loan will be applied against the remaining unpaid principal payments due on the Term Loan in the inverse order of the maturity of such payments.

         3. LENDER'S COMPENSATION.

              3.1. Interest on Advances. Borrower shall pay interest, in arrears, on the first day of each month commencing August 1, 2005, on the average daily unpaid principal amount of the Revolving Loan at the Revolving Loan Interest Rate until the Termination Date of the Revolving Loan. Borrower shall pay principal and interest, in arrears, on the first day of each month commencing July 30, 2005 at the Term Loan Interest Rate until the Termination Date of the Term Loan. Notwithstanding the foregoing, on and after the occurrence of a Default or an Event of Default, Borrower shall pay interest on the Revolving Loan and the Term Loan at a rate which is three (3) percent per annum above the Revolving Loan Interest Rate or the Term Loan Interest Rate, as the case may be; provided, however, in no event shall any interest to be paid under this Agreement or under any Loan Document exceed the maximum rate permitted by law.

              3.2. Computation of Interest and Fees. All interest and fees under this Agreement shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

              3.3. Payments. All payments of principal and interest with respect to the Obligations shall be charged by Lender to Borrower's operating account maintained with Lender, which operating account shall be maintained throughout the term of the Revolving Loan and the Term Loan. In the event that Borrower's operating account contains insufficient collected funds, Lender may at its discretion deem any such payment as an Advance or require Borrower to pay to Lender in U.S. currency the amount of such payment. All such payments shall be without any defense, offset or counterclaim of any kind. Any such payment made to Lender shall be paid to Lender at Hudson United Bank, Attn: Loan Operations, 1000 MacArthur Boulevard, Mahwah, New Jersey or at such other address as Lender shall specify, by 2:00 p.m. New York, New York time on the date when due. Whenever any payment to be made shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable by Borrower), which are not paid when due, without notice or demand to Borrower. Any delay or failure by Lender in submitting any invoice for such interest or fee or in the making of an Advance under the Revolving Loan or the Term Loan shall not discharge or relieve Borrower of its obligation to make such interest or fee payment.

              3.4. Late Charge. In the event that any payment on the Revolving Loan or the Term Loan shall become overdue for a period of ten (10) days or more, a late charge of five (.05) cents for each dollar so overdue may be charged by Lender for the purpose of defraying the expense incident to handling such delinquent payment.

         4. APPLICATION OF PROCEEDS. The proceeds of the Advances under the Term Loan shall be used solely by Borrower to refinance existing indebtedness to Lender. The proceeds of Advances under the Revolving Loan shall be used solely by Borrower for working capital and acquisition financing.

         5. INDUCING REPRESENTATIONS. In order to induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender:

              5.1. Organization and Qualifications. Borrower is and always has been a corporation duly organized and existing under the laws of the State of Delaware. Borrower's tax identification number is 22-3690168 and its organizational identification number is N/A. Borrower and each Guarantor is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified. Each Guarantor is and always has been an entity duly organized and existing under the laws of the state set forth on Schedule
5.1. Each Guarantor's tax identification number and organizational identification number is set forth on Schedule 5.1.

              5.2. Name and Address. During the preceding five (5) years, neither Borrower nor any Guarantor has been known by nor has used any other name whether corporate, fictitious or otherwise, except as set forth on Schedule 5.2 attached hereto. Borrower's office is at the address set forth above.

              5.3. Structure. Borrower has no Subsidiaries or Affiliates, except as set forth on Schedule 5.3 attached hereto.

              5.4. Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, each and all of the other Loan Documents and each and all other instruments and documents to be delivered by Borrower or its Affiliates under this Agreement and the creation of all liens, and security interests provided for herein are within Borrower's corporate power, have been duly authorized by all necessary or proper corporate action including the consent of shareholders where required, are not in contravention of any agreement or indenture to which Borrower is a party or by which it is bound, or of the Certificate of Incorporation or By-Laws of Borrower, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to Lender.

              5.5. Solvent Financial Condition. Borrower and each Guarantor is Solvent.

              5.6. Financial Statements. The financial statements of Borrower and Guarantor for the fiscal year ended December 31, 2004, copies of which have been delivered to Lender, fairly present Borrower's and Guarantor's financial condition and results of operations as relevant and as of such date and there have been no material adverse changes since such date. Borrower and Guarantor have no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which were not disclosed in such financial statements or the notes thereto.

              5.7. Joint Ventures. Neither Borrower nor any Guarantor is engaged in any joint venture or partnership with any other Person.

              5.8. Real Estate. Attached hereto as Schedule 5.8 is a list showing all real property owned or leased by Borrower or any Guarantor, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.

              5.9. Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any conflict with the rights of others.

              5.10. Existing Business Relationship. There exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrower or any Guarantor with any supplier, customer or group of customers whose purchases individually or in the aggregate could effect the operations or the financial condition of Borrower or any Guarantor.

              5.11. Investment Company Act: Federal Reserve Board Regulations. Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. 'SS' 80(a)(1), et seq.). The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Borrower will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

              5.12. Tax Returns. Borrower and each Guarantor has filed all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower or any Guarantor by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of Borrower's knowledge, no Federal income tax return of Borrower or any Guarantor is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any State or local tax authority being contested by Borrower or any Guarantor.

              5.13. Litigation. Except as disclosed in Schedule 5.13, no action or proceeding is now pending or, to the knowledge of Borrower, is threatened against Borrower or any Guarantor, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and Borrower or any Guarantor has not accepted liability for any such action or proceeding. There is no proceeding pending against Borrower or any Guarantor before any governmental agency (Federal, state or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such governmental agency the effect of which, if adversely decided, would or could, have a Material Adverse Effect.

              5.14. Title/Liens. There are no existing liens on any Property of Borrower or any Guarantor, except for liens described on Schedule 5.14.

              5.15. Existing Indebtedness. Neither Borrower nor any Guarantor have any existing Indebtedness except the Indebtedness described on Schedule 5.15.

              5.16. ERISA Matters. The present value of all accrued vested benefits under any Plan (calculated on the basis of the actuarial evaluation for the Plan) did not exceed as of the date of the most recent actuarial evaluation for such Plan the fair market value of the assets of such Plan allocable to such benefits. Borrower is not aware of any information since the date of such evaluation which would affect the information contained therein. Such Plan has not incurred an accumulating funding deficiency, as that term is defined in
Section 302 of ERISA or Section 412 of the Code (whether or not waived), no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to the Plan and there has not been any Reportable Event which presents a risk of termination of the Plan by the Pension Benefit Guaranty Corporation. Borrower has not engaged in any transaction which would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

              5.17. O.S.H.A. To Borrower's knowledge, Borrower and each Guarantor have duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules. There are no outstanding citations, notices or orders of non-compliance issued to Borrower or any Guarantor or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

              5.18. Environmental Matters. Except as disclosed in Schedule 5.18, to Borrower's knowledge,

              (a) No property owned or used by Borrower or any Guarantor is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes". The following are all of The North American Industry Classification System (NAICS) codes applicable to the properties and operations of Borrower and its Affiliate: 541512/561621; (b) Borrower and each Guarantor is in compliance with all applicable Environmental Laws; (c) there has been no contamination or release of hazardous substances at, upon, under or within any Property owned or leased by Borrower or any Guarantor, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other Property that has migrated or threatens to migrate to any Property owned or leased by Borrower or any Guarantor; (d) there are not now and never have been above-ground or underground storage tanks at any Property owned or leased by Borrower or any Guarantor; (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable Environmental Law, at any Property owned or leased by Borrower or any Guarantor; (f) no hazardous substances are present at any Property owned or leased by Borrower or any Guarantor, nor will any hazardous substances be present upon any such Property or in the operation thereof by Borrower or any Guarantor; (g) all permits and authorizations required under Environmental Laws for all operations of Borrower and each Guarantor have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) there are no past, pending or threatened environmental claims against Borrower or any Guarantor or any Property owned or leased by Borrower or any Guarantor; and there is no condition or occurrence on any Property owned or leased by Borrower or any Guarantor that could be anticipated
(1) to form the basis of an environmental claim against Borrower or any Guarantor or its properties or (2) to cause any Property owned or leased by Borrower or any Guarantor to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (i) no portion of any Property owned or leased by Borrower or any Guarantor contains asbestos-containing material that is or threatens to become friable; (j) the representations and warranties set forth in this Section 5.18 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents.

              5.19. Labor Disputes. There are no pending or, to Borrower's knowledge, threatened labor disputes which could have a Material Adverse Effect.

              5.20. Location of Banking and Securities Accounts. Annexed hereto as Schedule 5.20 hereto sets forth a complete and accurate list of all deposit, checking and other Bank Accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower and each Guarantor (collectively, "Bank Accounts"), together with a description thereof.

              5.21. Compliance With Laws. Borrower and each Guarantor is in compliance with all Federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business.

              5.22. No Other Violations. Borrower is not in violation of any term of its Certificate of Incorporation or By-laws and no event or condition has occurred or is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which Borrower is a party or by which it or any of its Property may be affected, or (b) the imposition of any lien on any Property of Borrower.

              5.23. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or in any other Loan Document shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy under this Agreement based upon the breach of such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full.

         6. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. So long as Borrower shall have any Obligations to Lender under this Agreement, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

              6.1. Annual Financial Statements. Within one hundred twenty (120) days after the close of each Fiscal Year of Borrower, a copy of its audited annual financial statements prepared in accordance with GAAP by independent certified public accountants acceptable to Lender, consisting of a balance sheet, statements of operations and retained earnings and accompanying footnotes and supporting schedules, statements of cash flow (on consolidated basis only), all on a consolidated and consolidating basis, approved by Lender, which approval will not be unreasonably withheld. Demetrious & Company LLC, Borrower's accountants, are currently acceptable to Lender. For purposes of this Section
6.1 and Section 6.2, the term "Borrower" shall include Borrower's Subsidiaries and Affiliates. Notwithstanding the foregoing, if Lender is able to obtain a copy of Borrower's Form 10-KSB, either from the internet or directly from Borrower, within the time frame set forth in this Section 6.1, Borrower will not be required to submit the annual financial statements for such Fiscal Year as required by this Section 6.1.

              6.2. Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days of the end of the first three (3) quarters of Borrower's Fiscal Year, financial statements consisting of a balance sheet, profit and loss statement, statement of income and retained earnings and cash flow as of the close of such quarter together with supporting schedules and a compliance certificate in the form attached as Exhibit D hereto. The quarterly financial statements shall be certified to be true and correct by the Chief Financial Officer of Borrower. Such financial statements must be in form and content acceptable to Lender and shall be prepared in accordance with prior practices applied on a consistent basis and shall be prepared on a consolidated and consolidating basis. Notwithstanding the foregoing, if Lender is able to obtain a copy of Borrower's Form 10-QSB, either from the internet or directly from Borrower within the time frame set forth in this Section 6.2, Borrower will not be required to submit the quarterly financial statements for such quarter period as required by this Section 6.2.

              6.3. Quarterly Reports. As soon as available, but in any event within forty-five (45) days of the end of the first three (3) quarters of Borrower's Fiscal Year, reports for Borrower and each Guarantor consisting of
(a) an aging of the accounts receivable, (b) an inventory report, (c) an accounts payable aging, and (d) a Reconciliation Report, each as of the close of such quarter together with such supporting schedules and a compliance certificate in the form attached as Exhibit D hereto. The reports shall be certified to be true and correct by the Chief Financial Officer of Borrower. Such reports must be inform and content acceptable to Lender and shall be prepared in accordance with prior practices applied on a consistent basis.

For purposes of this Section 6.3, the term "Borrower" shall include Borrower's Subsidiaries and Affiliates.

              6.4. Tax Returns. Within one hundred twenty (120) days of the end of each Fiscal Year or within ten (10) days after same is filed with the Internal Revenue Service, whichever is earlier, a completely signed copy of the Federal income tax return of Borrower and each Guarantor for each Fiscal Year, which tax return shall be reviewed or prepared by an independent certified public accountant approved by Lender which approval will not be unreasonably withheld.

              6.5. SEC Filings. If requested by Lender, within ten (10) days of such request, a copy of Borrower's most recent Form 10-K or Form 10-KSB and Form 10-Q or Form 10-QSB, as the case may be, as filed with the Securities and Exchange Commission as of the last day of its Fiscal Year and as of the last day of and for the most recent quarter and for the portion of the Fiscal Year then elapsed as the case may be, each such form to be certified by Borrower's Chief Financial Officer to be true and accurate and as having been prepared in accordance with GAAP.

              6.6. Notice of Acquisitions. Immediately after the acquisition of all or any substantial part of the stock, properties or assets of any Person by Borrower or any Guarantor, whether by merger, consolidation, purchase of stock or otherwise, Borrower will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such acquisition. Borrower shall promptly provide Lender with any information requested by Lender in connection with any such transaction and copies of any and all documents in connection with such transaction.

              6.7. Customer Lists. If requested by Lender, a list of all of Borrower's customers and vendors, including the addresses, and telephone and facsimile numbers of such customers and vendors which lists shall be delivered within thirty (30) days of such request by Lender.

              6.8. Insurance. Annually, within thirty (30) days of the renewal date of such insurance policy, evidence of insurance in form and content satisfactory to Lender and otherwise in compliance with Section 8.6 of this Agreement.

              6.9. Notice of Event of Default and Adverse Business Developments. Immediately after becoming aware of the existence of a Default or an Event of Default or after becoming aware of any developments or other information which is likely to materially adversely affect Borrower's or any Guarantor's properties, business, prospects, profits or condition (financial or otherwise) or Borrower's or any Guarantor's ability to perform their obligation under this Agreement or any other Loan Documents, including, without limitation, the following:

              (a) any dispute that may arise between Borrower or any Guarantor and any governmental regulatory body or law enforcement authority, including any action relating to any tax liability of Borrower or any Guarantor;

              (b) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower or any Guarantor;

              (c) any proposal by any public authority to acquire the assets or business of Borrower or any Guarantor;

              (d) except for Borrower's proposed and pending request for shareholders approval to change its name to Henry Bros. Electronics, Inc., any other proposed or actual change of Borrower's or any Guarantor's name, identity, state of organization or corporate structure; or

              (e) any other matter which has resulted or may result in a Material Adverse Effect.

              In each case, Borrower will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect.

              6.10. Other Information. Such other information respecting the financial condition of Borrower, any Guarantor or any Property of Borrower in which Lender may have a lien as Lender may, from time to time, request. Borrower authorizes Lender to communicate directly with Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to Borrower and its business and financial and other affairs. Lender shall treat information so obtained and any non-public or proprietary information obtained pursuant to this Agreement as confidential. On or before the date of this Agreement, Borrower shall deliver to Lender a letter addressed to such accountants instructing them to comply with the provisions of this
Section 6.9, which letter shall be acknowledged by such accountants.

         7. ACCOUNTING. Lender may account monthly to Borrower. Each and every account shall be deemed final, binding and conclusive upon Borrower in all respects, as to all matters reflected therein, unless Borrower, within thirty
(30) days after the date the account was rendered, delivers to Lender notice in a Record of any objections which Borrower may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. If Borrower disputes the correctness of any statement, Borrower's notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

         8. AFFIRMATIVE COVENANTS. Borrower represents and warrants that, so long as it shall have any Obligation to Lender under this Agreement, Borrower will:

              8.1. Business and Existence. Preserve and maintain Borrower's and each Guarantor's separate existence and rights, privileges and franchises.

              8.2. Trade Names. Transact business in Borrower's own name and invoice all of Borrower's receivables in Borrower's own name.

              8.3. Transactions with Affiliates. Whenever Borrower engages in transactions with any of Borrower's Affiliates, other than in the normal course of Borrower's business as currently conducted, conduct the same on an arms-length basis or other basis more favorable to Borrower, provided Borrower has notified Lender in writing prior to engaging in any such transaction and executes any and all documentation required by Lender in connection therewith.

              8.4. Taxes. Pay and discharge all taxes, assessments, government charges and levies imposed upon Borrower, Borrower's income or Borrower's profits or upon any Property belonging to Borrower prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings being diligently conducted.

              8.5. Compliance with Laws. Comply with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes.

              8.6. Maintain Properties: Insurance. Safeguard and protect all Property used in the conduct of Borrower's and any Guarantor's business and keep all of Borrower's and any Guarantor's Property insured with insurance companies licensed to do business in the states where the Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time request, in amounts reasonably satisfactory to Lender. Borrower shall certificates of insurance to Lender and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior written notice to Lender. Borrower shall promptly notify Lender of any event or occurrence causing a loss or decline in the value of Property insured or the existence of an event justifying a material claim under any insurance and the estimated amount thereof.

              8.7. Business Records. Keep adequate records and books of account with respect to Borrower's business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower.

              8.8. Litigation. Give Lender prompt notice of any suit at law or in equity against Borrower or any Guarantor involving a claim for money or Property valued in excess of Five Hundred Thousand and 00/100 (500,000.00) Dollars except where the same is fully covered by insurance and the insurer has accepted liability for any such claim in writing.

              8.9. Damage or Destruction of Property. Maintain or cause to be maintained all its and each Guarantor's Properties in good condition and repair at all times, preserve the Properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt notice in a Record of any destruction or substantial damage to any Properties.

              8.10. Name Change. Except as provided under Subsection 6.9(d) hereof, provide Lender with not fewer than thirty (30) days notice in an Authenticated Record prior to any proposed change of name of Borrower or any Guarantor or the creation of any Subsidiary.

              8.11. Access to Books and Records. Provide Lender with such reports and upon reasonable notice with such access to Borrower's and each Guarantor's books and records and permit Lender to copy and inspect such reports, books and records all as Lender deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby. Lender may examine and inspect the inventory, equipment or other Property and may examine, inspect and copy all books and records with respect thereto at any time during Borrower's and such Guarantor's normal business hours except that prior to an Event of Default, Lender shall give Borrower or such Guarantor prior reasonable notice of such proposed inspection. Borrower shall maintain full, accurate and complete records respecting inventory, including a perpetual inventory, at all times.

              8.12. Solvent. Continue to be Solvent.

              8.13. Compliance With Environmental Laws. Comply with all applicable Environmental Laws.

              8.14. Compliance with ERISA and other Employment Laws. Comply with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

              8.15. Bank Accounts. Maintain its primary operating account in a branch office of Lender and cause each Guarantor to maintain its primary operating account in a branch office of Lender.

         9. NEGATIVE COVENANTS. So long as Borrower shall have any Obligation to Lender under this Agreement and unless Lender has first consented thereto in an Authenticated Record, Borrower shall not:

              9.1. Mergers; Consolidations; Acquisitions. Enter into or permit any Guarantor to enter into any merger, consolidation, reorganization or recapitalization with any other Person except in the ordinary course of Borrower's or such Guarantor's business as currently conducted and further provided such Person shall agree to become a Guarantor hereunder and shall execute and deliver to Lender a guaranty agreement in evidence thereof in form and substance acceptable to Lender; take any steps in contemplation of dissolution or liquidation; conduct any part of its business through any Subsidiary, unincorporated association or other Person except for a Guarantor; or acquire all or substantially all of the Voting Stock of any Person, whether by merger, consolidation, purchase of stock or otherwise or acquire all or any substantial part of the Properties of any Person unless such Person shall agree to become a Guarantor hereunder and shall execute and deliver to Lender a guaranty agreement in evidence thereof in form and substance acceptable to Lender.

              9.2. Sale or Disposition. Sell or dispose of all or a material portion of its or any Guarantor's Property in one or more transactions or grant any Person an option to acquire any such Property, provided, however, that the foregoing shall not prohibit sales of inventory in the ordinary course of Borrower's business as currently conducted.

              9.3. Defaults. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to declare a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower or any Guarantor, which default remains uncured after any stated cure period or for a period in excess of thirty (30) days from its occurrence, whichever is less, unless such default is being contested by Borrower or such Guarantor in good faith by appropriate proceedings being diligently conducted.

              9.4. Limitations on Liens. Without the prior written consent of Lender, suffer any lien, encumbrance, mortgage or security interest on any of its Property, except (i) liens in favor of Lender; (ii) such liens as appear on
Schedule 5.14 attached hereto; (iii) liens for taxes contested in good faith; and (iv) purchase money liens solely on the assets acquired with such purchase money financing.

              9.5. Borrower's Name and Offices. Transfer Borrower's or cause a transfer of Guarantor's chief executive office or except as noted in Subsection 6.9(d), change its organizational name or office where it maintains its records (including computer printouts and programs), except with Lender's prior consent in an Authenticated Record.

              9.6. Fiscal Year. Change its Fiscal Year.

              9.7. Change of Control. Allow, without the prior consent of Lender in an Authenticated Record, a change in the ownership structure of any Guarantor.

              9.8. Guaranties; Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person or permit any Guarantor to engage in any such transaction except in the ordinary course of Borrower's or such Guarantor's business as currently conducted.

              9.9. Removal of Bank Accounts. Remove, transfer or cause to be removed or transferred any of the Bank Accounts of Borrower or any Guarantor maintained with Lender at any branch of Lender.

              9.10. Transfer of Notes or Accounts. Sell, assign, transfer, discount except in the ordinary course of Borrower's or any Guarantor's business as currently conducted or otherwise dispose of any Receivables or any promissory note or other instrument payable to it with or without recourse.

              9.11. Change of Business. Cause or permit a change in the nature of its business as conducted on the date of this Agreement.

              9.12. Change of Accounting Practices. Change its present accounting principles or practices in any respect, except, upon notice to Lender in a Record, as may be required by changes in GAAP.

              9.13. Inconsistent Agreement. Enter into or permit any Guarantor to enter into any agreement containing any provision which would be violated by the performance of Borrower's or any Guarantor's Obligations or other obligations under this Agreement or any other Loan Document.

              9.14. Loan or Advances. Make any loans or advances in excess of $25,000.00 to one or more Persons in the aggregate other than in the ordinary course for business travel and expense advances.

              9.15. Investments. Purchase any stock, securities, or evidence of indebtedness of any Person except (i) investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks or (ii) as otherwise permitted by this Agreement.

              9.16. Debt to Effective Tangible Net Worth Ratio. Have a ratio of Total Liabilities to Effective Tangible Net Worth of more than 1.00 to 1.00, measured quarterly commencing with the quarter ending June 30, 2005.

              9.17. Debt Service Coverage Ratio. Have a Debt Service Coverage Ratio of less than 1.25 to 1.00, measured annually commencing with the Fiscal Year ended December 31, 2005.

              9.18. Effective Tangible Net Worth. Have an Effective Tangible Net Worth of less than $8,000,000.00, measured quarterly, provided, however, that commencing January 1,

2006, the minimum required Effective Tangible Net Worth shall increase by not less than 50% of Borrower's net income for the immediately preceding Fiscal Year.

              9.19. Current Ratio. Have a Current Ratio of less than 2.0 to 1.0 measured quarterly commencing with the quarter ending June 30, 2005.

         10. CONDITIONS TO ADVANCES. Lender's obligation to make any Advance under the Revolving Loan is subject to the condition that, as of the date of the Advance, no Default or Event of Default shall have occurred and be continuing and that the matters set forth in Article 5 of this Agreement and the representations and covenants set forth in the other Loan Documents continue to be true and complete. Borrower's acceptance of each Advance under this Agreement shall constitute a confirmation, as of the date of the Advance, of the matters set forth in Article 5 of this Agreement, of the representations and covenants set forth in the other Loan Documents, and that no Default or Event of Default then exists. If requested by Lender, Borrower shall further confirm such matters by delivery of a Record dated the day of the Advance and signed by an authorized officer of Borrower.

         11. EVENTS OF DEFAULT.

              11.1. Defaults. Upon the happening of any of the following events (individually, an "Event of Default," collectively, "Events of Default"):

              (a) if Borrower or Guarantor shall fail to make any payment when due on any Obligation under this Agreement or any other Loan Document; or

              (b) if Borrower or Guarantor shall fail to comply with any term, condition, covenant, warranty or representation contained in Articles 6, 8 or 9 of this Agreement; or

              (c) if Borrower or Guarantor shall fail to comply with any term, condition, covenant or warranty of or in this Agreement other than in Articles 6, 8 or 9 of this Agreement, and such failure continues for a period in excess of fifteen (15) days after notice thereof is given by Lender to Borrower; or

              (d) if Borrower or Guarantor shall fail to comply with any term, condition, covenant, warranty or representation contained in any of the other Loan Documents or any other agreement between Lender and Borrower which failure has continued beyond any applicable grace and/or notice period; or

              (e) if Borrower or Guarantor shall cease to be Solvent, admit inability to pay debts, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if any case under any provision of the Bankruptcy Code including provisions for reorganizations, shall be commenced by or against Borrower or Guarantor or if a receiver, trustee or equivalent officer shall be appointed for all or any of the Properties of Borrower or Guarantor unless any such involuntary proceeding is dismissed within thirty (30) days of filing; or

              (f) if any statement or representation contained in any financial statement, report, or certificate delivered by Borrower or Guarantor to Lender shall be or prove to be materially false or misleading, in any respect, when made; or

              (g) if any federal or state tax lien is filed of record against Borrower or Guarantor , and is not bonded or discharged within thirty (30) days of filing; or

              (h) if a judgment for more than Five Hundred Thousand and 00/100 (500,000.00) Dollars shall be entered against Borrower or any Guarantor in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) days of entry, except a judgment where the claim is fully covered by insurance, except to the extent of any policy deductible not exceeding Twenty Thousand and 00/100 (20,000.00) Dollars, and the insurance company has accepted liability therefore in writing; or

              (i) if any obligation of Borrower or Guarantor in respect of any Indebtedness in excess of any aggregate amount of $25,000.00 (other than Indebtedness to Lender) shall be declared to be or shall become due and payable prior to its stated maturity or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of Indebtedness relating to any obligation of Borrower or Guarantor in respect of any such Indebtedness in the aggregate amount of Twenty-Five Thousand and 00/100 (25,000.00) Dollars or more, the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or

              (j) if Borrower or Guarantor shall fail to observe or perform any material term and/or condition of any material agreement with any Person; or

              (k) upon the happening of any Reportable Event which Lender in its reasonable discretion determines might constitute grounds for the termination of any Plan, or if a trustee shall be appointed by an appropriate United States District Court or other court or administrative tribunal to administer any Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

              (l) upon the occurrence and continuance of any Material Adverse Effect, which in the reasonable opinion of Lender, impairs Lender's security, materially increases Lender's risks; or materially impairs Borrower's ability to perform under this Agreement or under any other Loan Documents.

         Then, and in any such event, Lender may terminate this Agreement without prior notice or demand to Borrower or any Guarantor or may demand payment in full of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to Borrower, whether under this Agreement or otherwise.

              11.2. Obligations Immediately Due. Upon the Termination Date of the Term Loan, for any reason, all of Borrower's Obligations to Lender under the Term Note shall immediately become due and payable without further notice or demand. Upon the Termination Date of the Revolving Loan for any reason, all of Borrower's Obligations to Lender under the Revolving Loan shall immediately become due and payable without further notice or demand.

         12. REMEDIES OF LENDER. Upon the occurrence of any Event of Default or upon any termination of this Agreement, then Lender shall have, in addition to all of its other rights under this Agreement, all of the rights and remedies provided in the Guaranty and any other Loan Document.

              12.1 Rights on Default. Upon the occurrence of any Default or an Event of Default, and after giving effect to any applicable grace period, in addition to and without limiting any rights Lender may have under any agreement, document or instrument evidencing or representing any obligation of Borrower to Lender or executed in connection with any such obligation, Lender is hereby authorized to declare any or all of the Obligations to be immediately due and payable, and the rights and remedies of Lender shall be as set forth herein, in the UCC and as otherwise available under applicable law.

              12.2 Lender's Right of Set-Off. Lender may, at any time upon the occurrence of a Default or an Event of Default hereunder and without any further notice to Borrower or any Guarantor (such notice being expressly waived), set-off or apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, or any other Indebtedness at any time owing by Lender or any subsidiary or affiliate of Lender or any participant in Lender's loans, to Borrower or any Guarantor to or for the credit or the account of Borrower against any Obligation irrespective of whether any demand has been made hereunder or whether such Obligation is mature.

         13. GENERAL PROVISIONS.

              13.1. Rights Cumulative. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which Lender may have under any other agreement or instrument, by operation of law or otherwise.

              13.2. Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

              13.3. Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:


              If to Lender:           HUDSON UNITED BANK
                                      1000 MacArthur Boulevard
                                      Mahwah, NJ 07430

                                      Attention: David S. Yanagisawa, SVP


              With a copy to:         Poff & Bowman LLC

                                      1600 Route 208 North
                                      PO Box 24
                                      Hawthorne, NJ 07507

                                      Attention:  Clinton A. Poff, Esq.

              If to Borrower:         DIVERSIFIED SECURITY SOLUTION, INC.
                                      280 Midland Avenue
                                      Saddle Brook, NJ 07663

                                      Attention: Brian Reach, Secretary

              13.4. Strict Performance. The failure, at any time or times hereafter, to require strict performance by Borrower or Guarantor of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Event of Default by Borrower or Guarantor under this Agreement or any other Loan Document shall not suspend, waive or affect any other Default or Event of Default by Borrower or Guarantor under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or a different type.

              13.5. Waiver. Borrower waives presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

              13.6. Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation.

              13.7. Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not a Default or an Event of Default then exists or any of the transactions contemplated under this Agreement are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses, or consulting fees and expenses, or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment of or modification of this Agreement or any other Loan Document; (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) periodic audits and appraisals performed by Lender; (D) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to this Agreement or any other Loan Document or Borrower's affairs; (E) the perfection of any lien; or (F) any attempt to enforce any rights or remedies of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document; then, in any such event, the actual attorneys' fees and expenses arising from such services and all expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this Section 13.7 shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes including, but not limited to, any interest and penalties thereon, and will indemnify, defend and hold Lender harmless from and against any liability in connection therewith. Borrower shall also reimburse Lender for all other expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, wire charges, automatic clearing house fees and other similar costs and expenses.

              13.8. Waiver of Right to Jury Trial.

              A. Borrower and Lender recognize that in matters related to the Loans and this Agreement, and as it may be subsequently modified and/or amended, any such party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). By execution of this Agreement, Lender and Borrower will give up their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledge that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with the Note and this Agreement.

              B. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOANS, THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY, BEFORE OR AFTER MATURITY.

              C. CERTIFICATIONS. BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

              13.9. Indemnification by Borrower/Waiver of Claims. Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender and its officers, partners, employees, consultants and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the actual fees and expenses of counsel) which may be incurred by or asserted against Lender or any such other Person in connection with:

              (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Loans, any of the other Loan Documents, any other agreement relating to any of the Obligations, or any act or omission relating to any of the foregoing; or

              (b) the correctness, validity or genuineness of any instrument or document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

              (c) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement.

              13.10. Savings Clause for Indemnification. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 13.9 above may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 13.9.

              13.11. Waiver. To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

              13.12. Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              13.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

              13.14. Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

              13.15. Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

              13.16. Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

         14. GOVERNING LAW; CONSENT TO JURISDICTION.

              (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW JERSEY, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW JERSEY, AND THE PROCEEDS OF THE TERM NOTE AND THE REVOLVING NOTE DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF NEW JERSEY, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREIN, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE REVOLVING NOTE AND THE TERM NOTE, AND THIS AGREEMENT, THE REVOLVING NOTE AND THE TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

              (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR OTHER PARTY TO THIS TRANSACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING NOTE AND THE TERM NOTE SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN NEW JERSEY, AND LENDER AND BORROWER WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER SHALL DESIGNATE FROM TIME TO TIME AN AUTHORIZED AGENT HAVING AN OFFICE IN THE STATE OF NEW JERSEY TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT AT SUCH ADDRESS AND WRITTEN NOTICE OF SUCH SERVICE ON SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW JERSEY. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE OF ADDRESS OF ITS AUTHORIZED

AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW JERSEY (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW JERSEY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.


ATTEST:                                     DIVERSIFIED SECURITY SOLUTIONS, INC.



_____________________________               by__________________________________
Brian Reach, Secretary                        Name:  James E. Henry
                                              Title: Chief Executive Officer and
                                                     Treasurer

WITNESS:                                    HUDSON UNITED BANK


_____________________________               by__________________________________
Clinton A. Poff, Esq.                         Name:  David S. Yanagisawa
                                              Title: Senior Vice President